Exhibit 4.1
AGREEMENT AND AMENDMENT NO. 1 TO CREDIT AGREEMENT

This Agreement and Amendment No. 1 to Credit Agreement (this “Agreement”) dated as of November 16, 2015 (the “Amendment Effective Date”) is among Oceaneering International, Inc., a Delaware corporation (the “Borrower”), the Lenders (as defined below) party hereto and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and as Swing Line Lender.
INTRODUCTION
A.    The Borrower, the Administrative Agent, the Swing Line Lender and the lenders party thereto from time to time (the “Lenders”) are parties to that certain Credit Agreement dated as of October 27, 2014 (the “Credit Agreement”).
B.    The Borrower has requested that (i) each Revolving Lender extend its Revolving Maturity Date for an additional one-year period, (ii) each Term Lender extend its Term Maturity Date for an additional one-year period and (iii) the Majority Lenders agree to certain amendments to the Credit Agreement, in each case, as provided herein and subject to the terms and conditions set forth herein.
THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.Defined Terms; Other Definitional Provisions. As used in this Agreement, each of the terms defined in the opening paragraph and the recitals above shall have the meanings assigned to such terms therein. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” means “including, without limitation,”. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.
Section 2.    Amendments to Credit Agreement.
(a)    Section 1.1 (Certain Defined Terms) of the Credit Agreement is hereby amended by adding the following new defined terms to appear in appropriate alphabetical order therein:
“Total Capitalization Ratio” means, as of any date of calculation, the ratio (expressed as a percentage) of (a) Consolidated Debt as of such date to (b) Total Capitalization as of such date.
“Total Capitalization” means, as of any date of calculation, the sum of Consolidated Debt plus the Consolidated Adjusted Net Worth (determined as at the end of the most recent fiscal quarter of the Borrower for which financial statements pursuant to Section 5.2(a) or Section 5.2(b), as applicable, have been delivered).

(b)    Section 1.1 (Certain Defined Terms) of the Credit Agreement is hereby further amended by replacing the definitions for “Consolidated Adjusted Net Worth” and “Consolidated EBITDA” in their entirety with the following corresponding terms:
“Consolidated Adjusted Net Worth” means as of the date of any determination thereof, Consolidated Net Worth, excluding, to the extent included in the determination of Consolidated Net Worth, any accumulated foreign currency translation adjustments and impairments as determined in accordance with GAAP.
“Consolidated EBITDA” for any period means the sum of (a) Consolidated Net Income during such period plus (to the extent deducted in determining Consolidated Net Income), (b) all provisions for any Federal, state or local income taxes made by the Borrower and its Subsidiaries during such period, (c) all provisions for depreciation and amortization (other than amortization of debt discount) made by the Borrower and its Subsidiaries during such period, (d) any other non-cash charge to the extent such non-cash charge reduces Consolidated Net Income (as reduced by any adjustment for the amount of cash pay-outs of non-cash charges from prior fiscal periods), and (e) Consolidated Interest Expense during such period, all determined on a consolidated basis in accordance with GAAP.
(c)    Section 6.13 (Maximum Leverage Ratio) of the Credit Agreement is hereby deleted and replaced in its entirety with the following:
Section 6.13    Total Capitalization Ratio.    The Borrower shall not permit the Total Capitalization Ratio to be greater than 55% at any time.
(d)    Exhibits B - Form of Compliance Certificate to the Credit Agreement is hereby replaced in its entirety with the Exhibit B – Form of Compliance Certificate attached hereto.
Section 3.    Extensions of Maturity Dates. Pursuant to Section 2.17 of the Credit Agreement, the Borrower hereby requests that each Lender extend its respective scheduled Revolving Maturity Date by one year to October 25, 2020 and its respective scheduled Term Maturity Date by one year to October 27, 2018. Each Lender that delivers an executed signature page to this Agreement to the Administrative Agent hereby agrees to such one-year extensions as to its respective Revolving Maturity Date and Term Maturity Date (each, an “Extending Lender”). Each party hereto hereby (a) agrees that the extensions of the Maturity Dates provided in this Section 3 are deemed to be extensions effected in accordance with Section 2.17 of the Credit Agreement, (b) waives any advance notice requirements required under Section 2.17 of the Credit Agreement solely as to the extensions provided in this Section 3, and (c) the “Extension Effective Date” for the extensions provided in this Section 3 shall be the Amendment Effective Date. Each Lender that is not party hereto is a Declining Lender and such Declining Lender’s Commitments shall be terminated as and when provided in Section 2.17(b) of the Credit Agreement unless otherwise provided pursuant to the terms of the Credit Agreement. The amount of each Extending Lender’s Revolving Commitment and outstanding Term Advances on the Extension Effective Date are as set forth on Schedule A attached hereto.
Section 4.    Representations and Warranties. The Borrower represents and warrants that: (a) after giving effect to this Agreement, the representations and warranties contained in the Credit Agreement, as amended hereby, and the representations and warranties contained in the other Credit Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the Amendment Effective Date as if made on as and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date; (b) after giving effect hereto, no Event of Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate, partnership, or limited liability company power, as applicable, and authority of the Borrower and have been duly authorized by appropriate governing action and proceedings; (d) this Agreement constitutes the legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; and (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement.
Section 5.    Conditions to Effectiveness. This Agreement shall become effective on the Amendment Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions which may occur prior to or concurrently with the closing of this Agreement:
(a)    The Administrative Agent shall have received this Agreement executed by the Borrower, the Administrative Agent, the Swing Line Lender, the Majority Revolving Lenders and the Majority Term Lenders;
(b)    The Administrative Agent shall have received a certificate of good standing for the Borrower in the state in which it is organized, which certificate shall be (A) dated a date not earlier than 30 days prior to Amendment Effective Date or (B) otherwise effective on the Amendment Effective Date;
(c)    The Administrative Agent shall have received a secretary’s certificate for the Borrower executed by the appropriate officer and certifying (A) the incumbency of the officers of the Borrower who will be executing this Agreement, (B) authorizing resolutions with respect to this Agreement or resolutions adopted in connection with the original closing of the Credit Agreement that authorized any extensions of the Maturity Date and other amendments to the Credit Agreement, which resolutions have not been revoked, and (C) the organizational documents of the Borrower or that such organizational documents certified in connection with the original closing of the Credit Agreement have not been amended, supplemented or otherwise modified and that such organizational documents remain in full force and effect as of the Amendment Effective Date;
(d)    The Administrative Agent shall have received an executed certificate signed by a Responsible Officer of the Borrower, certifying that, immediately before and immediately after giving effect to the extensions provided in Section 3, (i) all representations and warranties made by the Borrower in the Credit Agreement are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), unless such representation or warranty relates to an earlier date which remains true and correct in all material respects as of such earlier date (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) except that for purposes of the representations or warranties set forth Section 4.4(a) and Section 4.4(b) of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to Section 5.2(a) of the Credit Agreement, and (ii) no Event of Default exists or would be caused by such extensions; and
(e)    The Borrower shall have (i) paid all reasonable fees and expenses of the Administrative Agent's outside legal counsel pursuant to all invoices presented for payment on or prior to the Amendment Effective Date, (ii) paid the extension and amendment fee required under Section 6(d) below, and (iii) executed and delivered such fee letter requested by Wells Fargo Securities, LLC and paid the fees agreed to therein.
Section 6.    Acknowledgments and Agreements.
(a)    The Borrower acknowledges that on the date hereof all outstanding Obligations are payable in accordance with their terms and the Borrower waives any defense, offset, counterclaim or recoupment with respect thereto. The Borrower, Administrative Agent, Swing Line Lender and each Lender does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrower acknowledges and agrees that its liabilities and obligations under the Credit Agreement, as amended hereby, are not impaired in any respect by this Agreement.
(b)    Nothing herein shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Credit Documents, (ii) any of the agreements, terms or conditions contained in any of the Credit Documents (except as expressly set forth in Sections 2 and 3 of this Agreement), (iii) any rights or remedies of the Administrative

Agent or any Lender with respect to the Credit Documents, or (iv) the rights of the Administrative Agent, the Swing Line Lender or any Lender to collect the full amounts owing to them under the Credit Documents.
(c)    From and after the Amendment Effective Date, all references to the Credit Agreement and the Credit Documents shall mean the Credit Agreement and such Credit Documents, as amended by this Agreement. This Agreement is a Credit Document for the purposes of the provisions of the other Credit Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.
(d)    The Borrower shall pay to the Administrative Agent, for the account of each Lender executing this Agreement and delivering a facsimile, e-mail or original of its signature pages to this Agreement to the Administrative Agent (or its counsel), an extension and amendment fee equal to 0.03% times the sum of (i) such Lender's Revolving Commitment plus (ii) such Lender’s outstanding Term Advance. Such fee (A) is payable in U.S. dollars in immediately available funds, free and clear of, and without deduction for, any and all present or future applicable taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto (with appropriate gross-up for withholding taxes to the extent that such taxes are Indemnified Taxes), (B) is not refundable under any circumstances, (C) will not be subject to counterclaim setoff or otherwise affected, (D) is deemed fully earned by each Lender once its signature page is delivered as provided above, and (E) is due and payable on the Amendment Effective Date.
Section 7.    Counterparts; Successors and Assigns; Severability. This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. This Agreement may be executed by facsimile or by e-mail (PDF) signature and all such signatures shall be effective as originals. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.
Section 8.    Governing Law. This Agreement shall be deemed a contract under, and shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to conflicts of laws principles (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York).
Section 9.    Integration. THIS WRITTEN AGREEMENT AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND SUPERSEDE ALL PRIOR UNDERSTANDINGS AND AGREEMENTS, WHETHER WRITTEN OR ORAL, RELATING TO THE TRANSACTIONS PROVIDED FOR HEREIN AND THEREIN. ADDITIONALLY, THIS AGREEMENT AND THE CREDIT DOCUMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
IN EXECUTING THIS AGREEMENT, THE BORROWER HEREBY WARRANTS AND REPRESENTS IT IS NOT RELYING ON ANY STATEMENT OR REPRESENTATION OTHER THAN THOSE IN THIS AGREEMENT AND IS RELYING UPON ITS OWN JUDGMENT AND ADVICE OF ITS ATTORNEYS.
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EXECUTED to be effective as of the date first above written.
BORROWER:
OCEANEERING INTERNATIONAL, INC.
By:    /S/ ROBERT P. MINGOIA
Robert P. Mingoia
Vice President and Treasurer

ADMINISTRATIVE AGENT/LENDERS:
WELLS FARGO BANK,
NATIONAL ASSOCIATION
as Administrative Agent, Swing Line Lender,
Revolving Lender and Term Lender
By:    /S/ CORBIN WOMAC
Corbin Womac
Director

DNB CAPITAL LLC
as Revolving Lender and Term Lender
By:    /S/ JILL ILSKI
Name:    Jill Ilski
Title:    First Vice President
By:    /S/ JOE HYKLE
Name:    Joe Hykle
Title:    Senior Vice President

HSBC BANK USA, NATIONAL ASSOCIATION
as Revolving Lender and Term Lender
By:    /S/ DOUGLAS A. WHIDDON
Name:    Douglas A. Whiddon
Title:    Director

JPMORGAN CHASE BANK, N.A.
as Revolving Lender and Term Lender
By:    /S/ GREGORY GEORGE
Name:    Gregory George
Title:    Managing Director

BANK OF AMERICA, N.A.
as Revolving Lender and Term Lender
By:    /S/ PACE DOHERTY
Name:    Pace Doherty
Title:    Assistant Vice President

STANDARD CHARTERED BANK
as Revolving Lender and Term Lender
By:    /S/ PRAMITA SABA
Name:    Pramita Saba
Title:    Executive Director

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
as Revolving Lender and Term Lender
By:    /S/ KEVIN SPARKS
Name:    Kevin Sparks
Title:    Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
as Revolving Lender and Term Lender
By:    /S/ NUPUR KUMAR
Name:    Nupur Kumar
Title:    Authorized Signatory

By:    /S/ MICHAEL MORENO
Name:    Michael Moreno
Title:    Authorized Signatory

Schedule A to Agreement and Amendment No. 1 to Credit Agreement
(Oceaneering International, Inc.)

Schedule A

Revolving Commitments and Outstanding Term Advances on Extension Effective Date
for Extending Lenders**

Lender	Revolving Commitment	Term Advances	Total
Wells Fargo Bank, National Association	$71,875,000	$43,125,000	$115,000,000
DNB Capital LLC	$71,875,000	$43,125,000	$115,000,000
HSBC Bank USA, National Association	$71,875,000	$43,125,000	$115,000,000
JPMorgan Chase Bank, N.A.	$71,875,000	$43,125,000	$115,000,000
Bank of America, N.A.	$50,000,000	$30,000,000	$80,000,000
Standard Chartered Bank	$50,000,000	$30,000,000	$80,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$50,000,000	$30,000,000	$80,000,000
Credit Suisse AG, Cayman Islands Branch	$31,250,000	$18,750,000	$50,000,000
Total:	$468,750,000	$281,250,000	$750,000,000

Revolving Commitments and Outstanding Term Advances on Extension Effective Date for
Declining Lender**

Lender	Revolving Commitment	Term Advance	Total
Barclays Bank PLC	$31,250,000	$18,750,000	$50,000,000
Total:	$31,250,000	$18,750,000	$50,000,000

** Subject to termination, reduction, increase, assignment or other modification as provided in the Credit Agreement.